UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2023

US Foods Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9399 W. Higgins Road, Suite 100, Rosemont, IL 60018

(Address of principal executive offices) (Zip Code)

(847)720-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	USFD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement

Senior Notes due 2028 and Senior Notes due 2032

On September 25, 2023, US Foods Holding Corp. (“US Foods,” “we,” “our,” or “us”) completed its previously announced private offering (the “Offering”) of $500 million aggregate principal amount of its 6.875% Senior Notes due 2028 and $500 million aggregate principal amount of its 7.250% Senior Notes due 2032 (the “2032 Notes” and, together with the 2028 Notes, the “Notes”) by its direct, wholly-owned subsidiary, US Foods, Inc. (the “Company”), in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company used the net proceeds of its offering of the Notes, together with cash on hand, to fund the redemption of all of its outstanding 6.250% senior secured notes due 2025 and to pay related fees and expenses. The terms of the 2028 Notes are governed by an indenture dated as of September 25, 2023 (the “2028 Indenture”), and the terms of the 2032 Notes are governed by an indenture dated as of September 25, 2023 (the “2032 Indenture” and, together with the 2028 Indenture, the “Indentures”) among the Company, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.

The 2028 Notes bear interest at a rate of 6.875% per year payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2024. The 2032 Notes bear interest at a rate of 7.250% per year payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2024. The Notes are unconditionally guaranteed on a senior unsecured basis by each of the Company’s existing and future wholly-owned domestic subsidiaries that provide guarantees under the Company’s senior secured term loan credit facilities.

At any time prior to September 15, 2025, the Company may redeem some or all of the 2028 Notes at a redemption price equal to 100% of the principal amount of the 2028 Notes redeemed plus a “make-whole” premium plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, as described in the 2028 Indenture. Beginning on September 15, 2025, the Company may redeem some or all of the 2028 Notes at any time, and from time to time, at the redemption prices set forth in the 2028 Indenture, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. In addition, at any time and from time to time on or prior to September 15, 2025, the Company may choose to redeem up to 40% of the aggregate principal amount of the 2028 Notes then outstanding with the proceeds of certain equity offerings at a redemption price equal to 106.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, so long as at least 50% of the original aggregate amount of the 2028 Notes remains outstanding immediately after such redemption.

At any time prior to September 15, 2026, the Company may redeem some or all of the 2032 Notes at a redemption price equal to 100% of the principal amount of the 2032 Notes redeemed plus a “make-whole” premium plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, as described in the 2032 Indenture. Beginning on September 15, 2026, the Company may redeem some or all of the 2032 Notes at any time, and from time to time, at the redemption prices set forth in the 2032 Indenture, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. In addition, at any time and from time to time on or prior to September 15, 2026, the Company may choose to redeem up to 40% of the aggregate principal amount of the 2032 Notes then outstanding with the proceeds of certain equity offerings at a redemption price equal to 107.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, so long as at least 50% of the original aggregate amount of the 2032 Notes remains outstanding immediately after such redemption.

If the Company experiences a Change of Control Triggering Event (as defined in the Indentures), unless the Company has exercised its right to redeem all of the Notes, the Company will be required to offer to repurchase the Notes from the holders at 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Indentures contain covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to enter into certain sale and leaseback transactions, create or incur certain liens, and transfer all or substantially all of the Company’s assets or enter into merger or consolidation transactions.

The Indentures provide for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of other agreements in respect of the Notes, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable and certain events of bankruptcy or insolvency.

The foregoing summary and description of the Indentures and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indentures and the forms of Notes, which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Forward-Looking Statements

Statements in this current report which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the offering and the intended use of the proceeds thereof. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions (although not all forward-looking statements may contain such words) and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results, and there are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others: economic factors affecting consumer confidence and discretionary spending and reducing the consumption of food prepared away from home; cost inflation/deflation, rising interest rates and volatile commodity costs; competition; reliance on third-party suppliers and interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; achievement of expected benefits from cost savings initiatives; fluctuations in fuel costs; changes in consumer eating habits; cost and pricing structures; the impact of climate change or measures implemented to address climate change; impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets; changes to or failure to comply with applicable governmental regulations; product recalls and product liability claims; our reputation in the industry; labor relations and increased labor costs and continued access to qualified and diverse labor; our level of indebtedness and restrictions under agreements governing our indebtedness; interest rate increases; disruption of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; risks associated with intellectual property, including potential infringement; effective integration of acquired businesses; the impact of activist shareholders; changes in tax laws and regulations and resolution of tax disputes; limitations related to our governing documents; risks to the health and safety of our associates and others; adverse judgments or settlements resulting from litigation; extreme weather conditions, natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses; and management of retirement benefits and pension obligations. For a detailed discussion of these risks, uncertainties and other factors, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 16, 2023, our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2023, which was filed with the SEC on May 11, 2023 and our Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2023, which was filed with the SEC on August 10, 2023. The forward-looking statements contained in this current report speak only as of the date of this current report. We undertake no obligation to update or revise any forward-looking statements, except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated September 25, 2023, by and among US Foods, Inc., the subsidiary guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee, relating to the 6.875% Senior Notes due 2028.

4.2	Form of 6.875% Senior Notes due 2028 (included in Exhibit 4.1)

4.3	Indenture, dated September 25, 2023, by and among US Foods, Inc., the subsidiary guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee, relating to the 7.250% Senior Notes due 2032.

4.4	Form of 7.250% Senior Notes due 2032 (included in Exhibit 4.3)

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US FOODS HOLDING CORP.

Date: September 25, 2023	By:	/s/ Dirk J. Locascio
		Name:	Dirk J. Locascio
		Title:	Chief Financial Officer